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                                                                  EXHIBIT (j)(2)

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 23, 2000, relating to the financial statements and financial highlights which appear in the August 31, 2000 Annual Reports to Shareholders of the following funds of Goldman Sachs
Trust: Balanced Fund, Growth and Income Fund, Mid Cap Value Fund, Small Cap Value Fund, Capital Growth Fund, Strategic Growth Fund, Growth Opportunities Fund, Large Cap Value Fund, International Equity Fund, Emerging Markets Equity Fund, Asia Growth Fund, Japanese Equity Fund, European Equity Fund, Research Select Fund, International Small Cap Fund, CORE Large Cap Growth Fund, CORE U.S. Equity Fund, CORE Small Cap Equity Fund, CORE International Equity Fund and CORE Large Cap Value Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.



Boston, MA
December 15, 2000                                     /s/ PriceWaterHouseCoopers